Amendment to Fund Participation Agreement

This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Investment Advisors Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor” and collectively, with the Trust and the Adviser, the “Company”) and New York Life Insurance and Annuity Corporation (the “Life Company”),is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of June 05, 2027, as amended;

WHEREAS, effective March 13, 2023, Lincoln Investment Advisors Corporation underwent a name change to “Lincoln Financial Investments Corporation;” and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	All references in the Agreement to “Lincoln Investment Advisors Corporation” are hereby changed to “Lincoln Financial Investments Corporation.”

3.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

4.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

5.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance		Lincoln Financial Investments
Products Trust		Corporation

By:	/s/ Benjamin Richer	By:	/s/ Benjamin Richer
Name:	Benjamin Richer	Name:	Benjamin Richer
Title:	SVP, Head of Funds Management	Title:	SVP, Head of Funds Management
Date:	4/17/2024	Date:	4/17/2024

Lincoln Financial Distributors, Inc.		New York Life Insurance and
Annuity Corporation

By:	/s/ Thomas O’Neill	By:	/s/ Janis Rubin
Name:	Thomas O’Neill	Name	Janis Rubin
Title:	SVP	Title:	Vice President
Date:	4/17/2024	Date:	04/17/2024

Exhibit A

Funds

Dated as of April 29, 2024

The currently available Funds of the Trust are:

LVIP American Century Inflation Protection Fund—Standard Class II

LVIP American Century Inflation Protection Fund—Service Class—

LVIP American Century Mid Cap Value Fund—Standard Class II

LVIP American Century Mid Cap Value Fund—Service Class

LVIP American Century Value Fund—Standard Class II

LVIP American Century Value Fund—Service Class

LVIP American Century International – Service Class

LVIP Baron Growth Opportunities Fund—Service Class

LVIP Baron Growth Opportunities Fund—Standard Class

LVIP Macquarie Diversified Income Fund – Standard Class

LVIP Macquarie Limited-Term Diversified Income Fund—Standard Class

LVIP Macquarie Value Fund—Standard Class

LVIP Mondrian International Value Fund—Standard Class

LVIP SSgA Bond Index Fund—Standard Class

LVIP SSgA Mid-Cap Index Fund—Standard Class

LVIP Franklin Templeton Multi-Factor International Equity Fund—Standard Class

LVIP Franklin Multi-Factor Emerging Markets Equity Fund—Standard Class

LVIP SSgA Emerging Markets Equity Index Fund—Standard Class

LVIP SSgA International Index Fund—Standard Class